UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 16, 2014

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 16, 2014, the Board of Directors of Alexion Pharmaceuticals, Inc. increased the number of directors from 8 to 11 and appointed David R. Brennan, M. Michele Burns and Christopher J. Coughlin to Alexion’s Board of Directors, effective immediately.
Mr. Brennan is expected to join the Compensation, Pharmaceutical Compliance and Quality, and Risk and Strategy Committees. Ms. Burns is expected to join the Compensation, Nominating and Corporate Governance, and Risk and Strategy Committees, serving as Chair of the Risk and Strategy Committee. Mr. Coughlin is expected to join the Audit, Nominating and Corporate Governance, and Pharmaceutical Compliance and Quality Committees.
There are no transactions and no proposed transactions between each of Mr. Brennan, Ms. Burns or Mr. Coughlin (or any member of such individual's immediate family) and Alexion (or any of its subsidiaries), and there is no arrangement or understanding between each of Mr. Brennan, Ms. Burns or Mr. Coughlin and any other person or entity pursuant to which such individual was appointed as a director of Alexion.
Each director will participate in Alexion's standard compensation plan for non-employee directors.

A copy of Alexion's press release announcing the appointments is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release issued by Alexion Pharmaceuticals, Inc. on July 16, 2014.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2014	ALEXION PHARMACEUTICALS, INC.

By: /s/ Michael V. Greco
Name: Michael V. Greco
Title: Vice President of Law and Corporate Secretary